                                                                    EXHIBIT 20.2



[WFS FINANCIAL INC LOGO]



                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2002
                    for Distribution Date of August 20, 2002


COLLECTIONS                                                                                         DOLLARS
Payments received                                                                                   121,761,951.21
               Plus:
                     Servicer Advances                                                                   93,408.41
               Less:
                     Reimbursement Advances                                                                   0.00

                                                                                                    --------------
Total Funds Available for Distribution                                                              121,855,359.62
                                                                                                    ==============

DISTRIBUTIONS

        Servicing Fee                                                              3,713,373.00
        Trustee and Other Fees                                                       585,833.33
        Other Miscellaneous Payments                                                 105,595.00
                                                                                  -------------

Total Fee Distribution                                                                                4,404,801.33

        Note Interest Distribution Amount - Class A-1            1,434,658.33
        Note Interest Distribution Amount - Class A-2            2,895,200.00
        Note Interest Distribution Amount - Class A-3            4,868,333.33
        Note Interest Distribution Amount - Class A-4            3,880,000.00
                                                                -------------

Total Class A Interest Distribution                                               13,078,191.66

        Note Principal Distribution Amount - Class A-1          95,497,783.95
        Note Principal Distribution Amount - Class A-2                   0.00
        Note Principal Distribution Amount - Class A-3                   0.00
        Note Principal Distribution Amount - Class A-4                   0.00
                                                                -------------

Total Class A Principal Distribution                                              95,497,783.95
                                                                                  -------------

Total Principal and Interest Distribution                                                           108,575,975.61

        Spread Account Deposit                                                                        8,874,582.68
                                                                                                    --------------

Total Distributions                                                                                 121,855,359.62
                                                                                                    ==============

                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2002
                    for Distribution Date of August 20, 2002


PORTFOLIO DATA:
                                                            # of loans
     Beginning Security Balance                                        113,113                        1,750,000,000.00
          Less:      Scheduled Principal Balance                             0     (50,178,199.18)
                     Full Prepayments                                   (9,975)    (41,707,100.71)
                     Partial Prepayments                                     0               0.00
                     Liquidations                                         (238)     (3,612,484.06)
                                                                                   --------------
                                                                                                        (95,497,783.95)
                                                                                                      ----------------

     Ending Security Balance                                           102,900                        1,654,502,216.05
                                                                                                      ================

OTHER RELATED INFORMATION:

Spread Account

            Beginning Balance                                                       35,000,000.00
                     Deposits                                                        8,874,582.68
                     Reductions                                                              0.00
                                                                                   --------------
                     Ending Balance                                                                      43,874,582.68

            Beginning Initial Deposit                                               35,000,000.00
                Repayments                                                                   0.00
                                                                                   --------------
            Ending Initial Deposit                                                                       35,000,000.00
Servicer Advances
            Beginning Unreimbursed Advances:                                                 0.00
            New Advances                                                                93,408.41
                                                                                   --------------
                                                                                                             93,408.41
Net Charge-Off Data:                                        # of loans
            Charge-Offs                                                    112         686,721.97
            Recoveries                                                     (42)       (119,332.87)
                                                                                   --------------
                                                                                                            567,389.10

Delinquencies (P&I):                                        # of loans
      30-59 Days                                                          1003      13,298,189.06
      60-89 Days                                                           228       2,805,702.92
      90-119 Days                                                           10         194,777.42
      120 days and over                                                      0               0.00

Repossessions                                                               28         213,137.19

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                               0                                    0.00

Cumulative Charge-Off Percentage                                                                                  0.03%
Delinquency Percentage                                                                                            0.07%

WAC                                                                                                            12.5124%
WAM                                                                                                             59.236

                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2002
                    for Distribution Date of August 20, 2002


                                      BEGINNING        NOTE QUARTERLY                     TOTAL
                   ORIGINAL          OUTSTANDING         PRINCIPAL         PRIOR        PRINCIPAL
                  PRINCIPAL           PRINCIPAL        DISTRIBUTABLE     PRINCIPAL    DISTRIBUTABLE
CLASSES            BALANCE             BALANCE             AMOUNT        CARRYOVER       AMOUNT
-------        ----------------    ----------------    --------------    ---------    -------------
 A-1             325,000,000.00      325,000,000.00    95,497,783.95       0.00       95,497,783.95

 A-2             462,000,000.00      462,000,000.00             0.00       0.00                0.00

 A-3             575,000,000.00      575,000,000.00             0.00       0.00                0.00

 A-4             388,000,000.00      388,000,000.00             0.00       0.00                0.00
               ----------------    ----------------    -------------       ----       -------------
TOTAL          1,750,000,000.00    1,750,000,000.00    95,497,783.95       0.00       95,497,783.95
               ================    ================    =============       ====       =============


                                                    REMAINING              TOTAL
                     PRINCIPAL       CURRENT       OUTSTANDING           PRINCIPAL
                   DISTRIBUTION     PRINCIPAL       PRINCIPAL          AND INTEREST
CLASSES               AMOUNT        CARRYOVER        BALANCE           DISTRIBUTION
-------            -------------    ---------    ----------------     --------------
 A-1               95,497,783.95      0.00         229,502,216.05      96,932,442.28

 A-2                        0.00      0.00         462,000,000.00       2,895,200.00

 A-3                        0.00      0.00         575,000,000.00       4,868,333.33

 A-4                        0.00      0.00         388,000,000.00       3,880,000.00
                   -------------      ----       ----------------     --------------
TOTAL              95,497,783.95      0.00       1,654,502,216.05     108,575,975.61
                   =============      ====       ================     ==============


                       NOTE QUARTERLY                  TOTAL
                         INTEREST        PRIOR        INTEREST        INTEREST       CURRENT      DEFICIENCY        POLICY
NOTE        INTEREST   DISTRIBUTABLE    INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST        CLAIM           CLAIM
CLASSES       RATE        AMOUNT        CARRYOVER      AMOUNT          AMOUNT       CARRYOVER       AMOUNT          AMOUNT
-------     --------   --------------   ---------   -------------   -------------   ---------     ----------        ------
 A-1         1.938%     1,434,658.33      0.00       1,434,658.33    1,434,658.33     0.00           0.00             0.00

 A-2          2.82%     2,895,200.00      0.00       2,895,200.00    2,895,200.00     0.00           0.00             0.00

 A-3          3.81%     4,868,333.33      0.00       4,868,333.33    4,868,333.33     0.00           0.00             0.00

 A-4          4.50%     3,880,000.00      0.00       3,880,000.00    3,880,000.00     0.00           0.00             0.00
                       -------------      ----      -------------   -------------     ----           ----            -----
TOTAL                  13,078,191.66      0.00      13,078,191.66   13,078,191.66     0.00           0.00             0.00
                       =============      ====      =============   =============     ====           ====            =====

                                                                                                Note Percentage     100.00%

                        WFS FINANCIAL 2002-2 OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of July 31, 2002
                    for Distribution Date of August 20, 2002


Detailed Reporting

               See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2000.



                                        ----------------------------------------
                                        Katie Doan
                                        Assistant Vice President
                                        Chief Accountant



                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller